UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019
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D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	DHI	New York Stock Exchange
5.750% Senior Notes due 2023	DHI 23A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Effective June 21, 2019, DHI Mortgage Company, Ltd., a Texas limited partnership (“DHI Mortgage” or the “Seller”), and a subsidiary of D.R. Horton, Inc., a Delaware corporation, U.S. Bank National Association, a national banking association, as a buyer, and as administrative agent, (“U.S. Bank” or “Buyer” or “Administrative Agent”) and other buyers listed as a buyer (collectively, the "Buyers") hereto entered into the Eighth Amendment to the Second Amended and Restated Master Repurchase Agreement (the “Eighth Amendment”). The Seller, the Buyers, and the Administrative Agent are parties to a Second Amended and Restated Master Repurchase Agreement dated as of February 27, 2015, a First Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 26, 2016, a Second Amendment to Second Amended and Restated Master Repurchase Agreement dated as of June 24, 2016, a Third Amendment to Second Amended and Restated Master Repurchase Agreement dated as of September 23, 2016, a Fourth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 24, 2017, a Fifth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 23, 2018, a Sixth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 22, 2019, and a Seventh Amendment to Second Amended and Restated Master Repurchase Agreement dated as of March 26, 2019, (as amended, restated, or otherwise modified from time to time, collectively, the “Amended Repurchase Facility”).

The Amended Repurchase Facility provides financing and liquidity to DHI Mortgage by facilitating purchase transactions in which DHI Mortgage transfers eligible loans to Buyers against the transfer of funds by Buyers (thereby becoming purchased loans). The purchase transactions are based on the terms and conditions in the Amended Repurchase Facility and the ancillary or operative agreements attached thereto or referred to therein, including the Amended and Restated Custody Agreement, dated March 1, 2013, by and between DHI Mortgage and U.S. Bank.

The Eighth Amendment increases the maximum aggregate commitment amount to $900 million, with an increase to $1.1 billion for approximately 30 days at the end of the Seller's third fiscal quarter and 45 days at the end of the Seller's fourth fiscal quarter. In addition, the accordion feature under the Amended Repurchase Facility was increased to allow for a maximum aggregate commitment amount of $1.2 billion, based on the Administrative Agent obtaining increased committed sums from existing Buyers or through the addition of new buyers. Amounts outstanding under the Amended Repurchase Facility are not guaranteed by D.R. Horton, Inc. or any of its subsidiaries that guarantee homebuilding debt.

The Eighth Amendment also increases the Wet Loans Sublimit allowed under the Amended Repurchase Facility.

The Eighth Amendment is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01. “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibit

10.1
Eighth Amendment to Second Amended and Restated Master Repurchase Agreement, dated June 21, 2019, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as Administrative Agent, Sole Book Runner, Lead Arranger, and a Buyer, and all other Buyers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	June 26, 2019	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

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